Exhibit 99.1

4 August 2020 | NYSE: NXRT

EARNINGS SUPPLEMENT: SECOND QUARTER 2020

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

WWW.NEXPOINTLIVING.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
Components of Net Asset Value	7
Consolidated Balance Sheets	8
Consolidated Statements of Operations	9
Q2 Same Store Results	10
Q2 Same Store Properties Operating Metrics	12
YTD Same Store Results	13
FFO, Core FFO and AFFO	15
Historical Capital Expenditures	16
Value-Add Program Details	17
Outstanding Debt Details	18
Debt Maturity Schedule	20
Historical Acquisition Details	21
Historical Disposition Details	22
Definitions and Reconciliations of Non-GAAP Measures	23

BELLA SOLARA: LAS VEGAS, NV

THE MODEL UNIT UPGRADED KITCHEN

   AN OPPORTUNISTIC ACQUISITION

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpointadvisors.com

972-419-6213

Media inquiries: MediaRelations@nexpointadvisors.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS SECOND QUARTER 2020 RESULTS

NXRT’s Affordable Sunbelt Portfolio Exhibits Strength; Rent Collections Remain Healthy with July-to-date at 97.9%; Management Continues to Execute Strategic Value-Add Initiatives Generating Target Returns

Dallas, TX, August 4, 2020 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the second quarter ended June 30, 2020.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(9.3)M, $12.0M, $14.5M and $16.1M, respectively, attributable to common stockholders for the quarter ended June 30, 2020, compared to Net Loss, FFO, Core FFO, and AFFO of $(2.0)M, $11.0M, $11.0M and $12.9M, respectively, attributable to common stockholders for the quarter ended June 30, 2019.

•

NXRT reported Net Income, FFO, Core FFO and AFFO of $18.7M, $24.4M, $28.1M and $31.4M, respectively, attributable to common stockholders for the six months ended June 30, 2020, compared to Net Loss, FFO, Core FFO, and AFFO of $(6.3)M, $22.0M, $22.0M and $25.6M, respectively, attributable to common stockholders for the six months ended June 30, 2019.

•

For the three months ended June 30, 2020, Q2 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 2.1%, 4.0% and 5.8%, respectively, and occupancy increased 120 bps over the prior year period.

•

For the six months ended June 30, 2020, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 1.9%, 4.7% and 5.3%, respectively, and occupancy increased 100 bps over the prior year period.

•	The weighted average effective monthly rent per unit across all 37 properties held as of June 30, 2020 (the “Portfolio”), consisting of 14,104 units, was $1,109, while physical occupancy was 95.3%.
•	NXRT paid a second quarter dividend of $0.3125 per share of common stock on June 30, 2020.
•

During the second quarter, for the properties in our Portfolio, we completed 411 full and partial upgrades and leased 392 upgraded units, achieving an average monthly rent premium of $113 and a 23.4% ROI[4]. Since inception, for the properties currently in our Portfolio, we have completed 7,325 full and partial upgrades and achieved an average monthly rental increase per unit of $95, equating to a 25.0% ROI on all units leased as of June 30, 2020.

•

During the six months ended June 30, 2020, through its at-the-market offering (“ATM program”), NXRT issued approximately 0.6 million shares for approximately $28.0 million in gross proceeds. On March 4, 2020, NXRT entered into a new ATM program for $225.0 million.

1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 28 properties encompassing 10,177 units of apartment space in our Same Store pool for the three months ended June 30, 2020 (our “Q2 Same Store” properties) and 25 properties encompassing 9,521 units of apartment space in our Same Store pool for the six months ended June 30, 2020 (our “YTD Same Store” properties).

4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

www.NexPointLiving.com	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

•

During the six months ended June 30, 2020, NXRT repurchased 1,644,697 shares at a weighted average price of $27.07 per share. Since inception, NXRT has repurchased 2,382,155 shares at a weighted average price of $25.70 per share.

•

On July 27, 2020, NXRT appointed Catherine Wood as an independent director to the Company’s board of directors (the “Board”). Ms. Wood brings a wealth of knowledge, extensive leadership experience, and a fresh perspective that complements the Company’s mission to diversify NXRT’s Board and management team. Both management and the Board believe the Company will benefit from diversification of viewpoints and experiences. Ms. Wood is Chief Executive Officer and Chief Investment Officer of ARK Investment Management LLC, an investment manager she founded in 2014.

•

On July 28, 2020 the Company, through the OP, entered into a purchase and sale agreement with a third party real estate investment firm for the sale of the Eagle Crest property, located in Irving, TX for approximately $55.5 million. The sale is expected to close on or before September 30, 2020.

Second Quarter 2020 Financial Results

•	Total revenues were $50.7 million for the second quarter of 2020, compared to $43.1 million for the second quarter of 2019.
•

Net loss for the second quarter of 2020 totaled $(9.3) million, or loss of $(0.38) per diluted share, which included $21.4 million of depreciation and amortization expense. This compared to a net loss of $(2.0) million, or a loss of $(0.08) per diluted share, for the second quarter of 2019, which included $13.1 million of depreciation and amortization expense.

•

The change in our net loss of $(9.3) million for the three months ended June 30, 2020 as compared to our net loss of $(2.0) million for the three months ended June 30, 2019 primarily relates to an increase in total expenses and an increase in interest expense partially offset by an increase in total revenues.

•	For the second quarter of 2020, NOI was $29.2 million on 37 properties, compared to $24.6 million for the second quarter of 2019 on 39 properties.
•	For the second quarter of 2020, Q2 Same Store NOI increased 5.8% to $20.2 million, compared to $19.1 million for the second quarter of 2019.
•	For the second quarter of 2020, FFO totaled $12.0 million, or $0.50 per diluted share, compared to $11.0 million, or $0.46 per diluted share, for the second quarter of 2019.
•	For the second quarter of 2020, Core FFO totaled $14.5 million, or $0.59 per diluted share, compared to $11.0 million, or $0.45 per diluted share, for the second quarter of 2019.
•	For the second quarter of 2020, AFFO totaled $16.1 million, or $0.66 per diluted share, compared to $12.9 million, or $0.53 per diluted share, for the second quarter of 2019.

2020 Year to Date Financial Results

•	Total revenues were $103.3 million for the six months ended June 30, 2020, compared to $84.6 million for the six months ended June 30, 2019.
•

Net income for the six months ended June 30, 2020 totaled $18.7 million, or income of $0.74 per diluted share, which included a gain on sales of real estate of $39.0 million and $44.8 million of depreciation and amortization expense. This compared to net loss of $(6.4) million, or a loss of $(0.27) per diluted share, six months ended June 30, 2019, which included $28.5 million of depreciation and amortization expense.

•

The change in our net income of $18.7 million for the six months ended June 30, 2020 as compared to our net loss of $(6.4) million for the six months ended June 30, 2019 primarily relates to increases in gains on sales of real estate and total revenues, partially offset by increases in depreciation and total property operating expenses.

•	For the six months ended June 30, 2020, NOI was $59.2 million on 37 properties, compared to $48.2 million for the six months ended June 30, 2019 on 39 properties.
•	For the six months ended June 30, 2020, Same Store NOI increased 5.3% to $36.0 million, compared to $34.2 million for the six months ended June 30, 2019.
•	For the six months ended June 30, 2020, FFO totaled $24.4 million, or $0.96 per diluted share, compared to $22.0 million, or $0.91 per diluted share, for the six months ended June 30, 2019.
•	For the six months ended June 30, 2020, Core FFO totaled $28.1 million, or $1.11 per diluted share, compared to $22.0 million, or $0.91 per diluted share, for the six months ended June 30, 2019.
•	For the six months ended June 30, 2020, AFFO totaled $31.4 million, or $1.24 per diluted share, compared to $25.6 million, or $1.06 per diluted share, for the six months ended June 30, 2019.

www.NexPointLiving.com	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Subsequent Events & Operational Trends

•

The Company is providing a summary of select July operating metrics in response to economic challenges and related government actions and regulations as a result of the ongoing novel Coronavirus (“COVID-19”) pandemic:

o

Through July’s accounting month end, combined, rent cash collections and payment plans under lease amendments signed by residents financially impacted by COVID-19 represented 99.1% of billed rent for July 2020. This compares to 99.8% average cash collections in 2019. Rent cash collections represented 97.9% of billed July 2020 rent and promises to pay by financially impacted residents under lease amendments represented 1.2% of billed July 2020 rent.

o	Average Physical Occupancy for the Same Store Portfolio was strong at 95.0% for July 2020, while resident retention was 53.7% for the month.
•

COVID-19 has resulted in cessation, severe curtailment, or impairment of business activities in most sectors of the economy in all markets we operate in, due to governmental “stay at home” orders, risk mitigation procedures, closure of businesses not considered to be “essential,” as well as other direct and indirect impacts, including those that may not yet be identified. This has resulted in a rapid and dramatic increase in unemployment in the U.S. We cannot estimate the extent of COVID-19’s future negative impacts or how long the negative impacts of COVID-19 will persist. In addition, it is possible that, even after the initial restrictions due to COVID-19 ease, they could be reinstituted in case of future waves of infection or if additional pandemics occur. As a result of these uncertainties related to COVID-19, the Company continues to withhold its full-year 2020 guidance outlook.

Second Quarter Earnings Conference Call

NXRT will host a call on Tuesday, August 4, 2020 at 11:00 a.m. ET to discuss its second quarter financial results and provide updates on the impact of COVID-19 on operations and rent collections. The conference call can be accessed live over the phone by dialing 800-367-2403 or, for international callers, +1 334-777-6978 and using passcode Conference ID: 6656055. A live audio webcast of the call will be available online at the Company's website, http://www.nexpointliving.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, August 11, 2020 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 6656055.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s 2020 adjusted NOI estimate and the related assumptions, the COVID-19 pandemic and its effects on the Company, net asset value and the related components and assumptions, planned value-add programs, including projected average rent, rent change and return on investment and expected acquisitions and dispositions. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

www.NexPointLiving.com	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: SECOND QUARTER 2020 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$37.92
Insider Ownership	13.43%
2020 Q3 Dividend Per Share	$0.3125
Dividend Yield (1)	3.30%
Shares Outstanding - basic (Wtd Avg. 3 mo. ended 06/30/2020)	24,307
Shares Outstanding - diluted (Wtd Avg. 3 mo. ended 06/30/2020)	24,307
(1)	As of the close of market trading on August 3, 2020.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	20.1%
South Florida	13.9%
Nashville	13.1%
Atlanta	10.4%
Phoenix	9.4%
Houston	8.4%
Orlando	8.3%
Las Vegas	8.2%
Charlotte	4.1%
Tampa	4.1%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

www.NexPointLiving.com	Page 4

Highlights of Recent Activity

COVID-19 Updates

July Collections Against NMHC Average (dollars in thousands)

	July 2020	Collection %	NMHC Avg.	NXRT vs. NMHC Avg.
Total Tenant Charges	$16,786

Total Deposits	$16,441	97.9%	93.3%	+ 4.6%
Total Payment Plans	$190
Total Collections	$16,631	99.1%

*NXRT collections data as of July 31, 2020. NMHC average collections data as of July 27, 2020.

July Occupancy Trends

	July 2020	vs. July 2019
Occupancy	95.1%	+81 bps
Leased	97.4%	+50 bps
60-Day Trend	93.0%	+109 bps

Q2 NXRT Collections by Market

Markets	As of June 30, 2020 (1)	As of July 31, 2020 (1)
Las Vegas	93.5%	95.9%
Orlando	95.2%	97.3%
Charlotte	95.3%	96.9%
Atlanta	95.5%	97.3%
Houston	96.0%	98.0%
South Florida	96.0%	97.8%
Nashville	97.7%	98.9%
Dallas	97.8%	99.0%
Tampa	97.9%	99.1%
Phoenix	98.4%	99.2%
Portfolio	96.5%	98.1%

(1)	Represents collected rent as a percentage of charged rent for April, May and June as of the applicable date. NXRT is still pursuing collections on the outstanding balances from these months.

Q2 NXRT Delinquencies by Market

		As of June 30, 2020				As of July 31, 2020
Markets	Unit Count	Residents Delinquent	Over $1,100	No Payment	% of total Units Delinquent	Residents Delinquent	Over $1,100	No Payment	% of total Units Delinquent
Orlando	1,172	256	70	8	21.8%	99	40	6	8.4%
Las Vegas	1,163	210	100	7	18.1%	139	58	10	12.0%
Houston	1,184	162	59	7	13.7%	99	29	5	8.4%
Charlotte	577	76	31	6	13.2%	42	17	4	7.3%
South Florida	1,959	240	118	19	12.3%	140	53	15	7.1%
Atlanta	1,460	173	81	20	11.8%	90	44	17	6.2%
Nashville	1,848	209	42	5	11.3%	68	23	3	3.7%
Dallas	2,838	258	68	12	9.1%	107	29	7	3.8%
Tampa	576	49	14	2	8.5%	18	6	1	3.1%
Phoenix	1,327	93	26	4	7.0%	38	14	2	2.9%
Total	14,104	1,726	609	90	12.2%	840	313	70	6.0%

www.NexPointLiving.com                  Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q2 2020	Q2 2019	YTD 2020	YTD 2019
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$859,000	$989,000
Share Price (as of the last day of the period)	$35.35	$41.40
Weighted average common shares outstanding - basic	24,307	23,736	24,847	23,643
Weighted average common shares outstanding - diluted	24,307	24,233	25,330	24,139

Earnings Profile
Total revenues	$50,681	$43,066	$103,262	$84,557
Net income (loss) attributable to common stockholders	(9,290)	(1,981)	18,665	(6,341)
NOI (1)	29,217	24,578	59,202	48,167
Same Store NOI (2)	20,166	19,068	36,026	34,198
Same Store NOI Growth (%) (2)	5.8%		5.3%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$(0.38)	$(0.08)	$0.74	$(0.27)
FFO (1)	$0.50	$0.46	$0.96	$0.91
Core FFO (1)	$0.59	$0.45	$1.11	$0.91
AFFO (1)	$0.66	$0.53	$1.24	$1.06
Dividends declared per common share	$0.3125	$0.275	$0.625	$0.550
FFO Coverage (3)	1.59x	1.66x	1.54x	1.66x
Core FFO Coverage (3)	1.90x	1.65x	1.77x	1.66x
AFFO Coverage (3)	2.13x	1.93x	1.98x	1.93x

Portfolio
Total Properties	37	39
Total Units	14,104	13,407
Occupancy	95.3%	94.4%
Average Effective Monthly Rent per Unit	$1,109	$1,016

Same Store Portfolio Metrics (2)
Total Same Store Properties	28	28	25	25
Total Same Store Units	10,177	10,177	9,521	9,521
Occupancy	95.5%	94.3%	95.4%	94.4%
Average Effective Monthly Rent per Unit	$1,052	$1,030	$1,035	$1,016

Value-Add Program
Completed Rehab Units	411	763	823	1,227
Cumulative Completed Rehab Units (4)	7,325
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$95
ROI on Post-Rehab Units	25.0%

Outstanding Debt Summary
Total Mortgage Debt	$1,151,500	$934,345
Credit Facilities	225,000	52,500
Total Debt Outstanding	$1,376,500	$986,845
Leverage Ratio (Net Debt to Enterprise Value) (5)	60%	49%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q2 and YTD Same Store properties, see the “Q2 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through June 30, 2020.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

www.NexPointLiving.com	Page 6

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	15.6%	4.9%	5.2%	$343,950	$374,559
Houston	7.5%	5.0%	5.3%	162,241	176,475

North Carolina
Charlotte	3.7%	4.9%	5.2%	81,578	88,838

Georgia
Atlanta	10.2%	4.9%	5.2%	224,890	244,904

Tennessee
Nashville	13.2%	4.8%	5.1%	296,741	323,538

Florida
Orlando	8.7%	5.0%	5.3%	188,199	204,711
Tampa	3.4%	4.7%	5.0%	77,962	85,109
West Palm Beach	16.7%	4.7%	5.0%	382,931	418,033

Nevada
Las Vegas	10.2%	5.0%	5.3%	220,647	240,006

Arizona
Phoenix	10.8%	4.7%	5.0%	250,145	270,345
Total / Ave	100.0%	4.8%	5.1%	$2,229,284	$2,426,518

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$2,229,284	$2,426,518
Cash	53,171
Restricted Cash - Renovation & Green Reserves (4)	10,790
Renovation & Green Capital Expenditures (4)	(10,790)
Cash Adjustments (5)	(765)
Fair Market Value of Interest Rate Swaps	0
Other Assets	36,751
Value of Assets	$2,318,441	$2,515,675

Tangible Liabilities
Credit Facility (6)	$225,000
Mortgage Debt	1,151,500
Total Outstanding Debt	1,376,500
Forward 12-month Principal Payments (6)	(765)
Total Outstanding Debt (FY 2020 Est.)	1,375,735
Other Tangible Liabilities (at Book)	34,974
Derivative Liability	55,134
Value of Liabilities	$1,465,843
Net Leverage (mid-point)	61%
Net Asset Value	$852,598	$1,049,832
Shares outstanding - diluted (FY 2020 Est.)	24,810
Est. NAV / Share	$34.37	$42.31
NAV / Share (mid-point)	$38.34

NOI ESTIMATE

1Q 2020 NOI Actual	29,985
2Q 2020 NOI Actual	29,217
	Low	High
FY 2020 Adjusted NOI Est. (2)(3)	$114,650	$117,650

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$2,229,284	$2,426,518
No. of Units (June 30, 2020) (7)	14,300
Implied Value/Apartment Unit	$155.9	$169.7
Implied Value/Apartment Unit (mid-point)	$162.8

(1)	Management estimates based on independent third-party review of our properties.
(2)	Full Year 2020 Adjusted NOI estimate is presented for the existing portfolio (37 properties as of June 30, 2020).
(3)

Based on Green Street Advisors’ “Residential Sectors” Report dated April 19, 2020. FY 2020 Adjusted NOI estimate does not consider any additional acquisition or disposition activity for the remainder of the year.

(4)	Includes approximately $10.8 million that is held for value-add upgrades; reduced by $10.8 million for estimated 2020 rehab expenditures.
(5)	Includes approximately $0.8 million in forward 12-month principal payments.
(6)	Includes outstanding balance of June 30, 2020.
(7)	Includes the 196 units at the Cutter’s Point property that are not currently operating.

www.NexPointLiving.com                  Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$317,886	$317,886
Buildings and improvements	1,480,386	1,472,319
Intangible lease assets	—	12,414
Construction in progress	13,867	4,375
Furniture, fixtures, and equipment	88,843	81,038
Total Gross Operating Real Estate Investments	1,900,982	1,888,032
Accumulated depreciation and amortization	(184,741)	(152,552)
Total Net Operating Real Estate Investments	1,716,241	1,735,480
Real estate held for sale, net of accumulated depreciation of $0 and $7,859, respectively	—	46,330
Total Net Real Estate Investments	1,716,241	1,781,810
Cash and cash equivalents	53,171	25,671
Restricted cash	31,848	45,511
Accounts receivable	4,953	6,285
Prepaid and other assets	10,740	2,336
Fair market value of interest rate swaps	—	4,376
TOTAL ASSETS	$1,816,953	$1,865,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,145,646	$1,145,371
Mortgages payable held for sale, net	—	41,176
Credit facility, net	224,195	216,501
Accounts payable and other accrued liabilities	15,111	11,971
Accrued real estate taxes payable	13,248	12,206
Accrued interest payable	2,228	3,691
Security deposit liability	2,802	2,977
Prepaid rents	1,585	1,658
Fair market value of interest rate swaps	55,134	902
Total Liabilities	1,459,949	1,436,453

Redeemable noncontrolling interests in the Operating Partnership	2,589	3,295

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 24,298,651 and 25,245,740 shares issued and outstanding, respectively	242	251
Additional paid-in capital	343,257	359,748
Accumulated earnings less dividends	66,860	63,776
Accumulated other comprehensive income (loss)	(55,944)	2,466
Total Stockholders' Equity	354,415	426,241
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,816,953	$1,865,989

www.NexPointLiving.com	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Rental income	$49,253	$41,966	$100,367	$82,416
Other income	1,428	1,100	2,895	2,141
Total revenues	50,681	43,066	103,262	84,557
Expenses
Property operating expenses	11,964	10,161	23,685	19,800
Real estate taxes and insurance	7,777	5,564	15,799	11,322
Property management fees (1)	1,465	1,291	3,015	2,531
Advisory and administrative fees (2)	1,936	1,872	3,801	3,722
Corporate general and administrative expenses	2,932	2,741	5,633	4,974
Property general and administrative expenses	1,533	1,768	3,365	3,426
Depreciation and amortization	21,418	13,066	44,756	28,464
Total expenses	49,025	36,463	100,054	74,239
Operating income before gain on sales of real estate	1,656	6,603	3,208	10,318
Gain on sales of real estate	19	—	38,991	—
Operating income	1,675	6,603	42,199	10,318
Interest expense	(10,993)	(8,590)	(22,655)	(16,678)
Loss on extinguishment of debt and modification costs	—	—	(874)	—
Casualty loss	(1,079)	—	(1,028)	—
Miscellaneous income	1,079	—	1,079	—
Net income (loss)	(9,318)	(1,987)	18,721	(6,360)

Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(28)	(6)	56	(19)
Net income (loss) attributable to common stockholders	$(9,290)	$(1,981)	$18,665	$(6,341)
Other comprehensive loss
Unrealized losses on interest rate derivatives	(8,046)	(10,946)	(58,586)	(16,611)
Total comprehensive loss	(17,364)	(12,933)	(39,865)	(22,971)
Comprehensive loss attributable to redeemable noncontrolling interests in the Operating Partnership	(52)	(39)	(120)	(69)
Comprehensive loss attributable to common stockholders	$(17,312)	$(12,894)	$(39,745)	$(22,902)

Weighted average common shares outstanding - basic	24,307	23,736	24,847	23,643
Weighted average common shares outstanding - diluted	24,307	24,233	25,330	24,139

Earnings (loss) per share - basic	$(0.38)	$(0.08)	$0.75	$(0.27)
Earnings (loss) per share - diluted	$(0.38)	$(0.08)	$0.74	$(0.27)
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

www.NexPointLiving.com	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Results of Operations for the Three Months Ended June 30, 2020 and 2019

There are 28 properties encompassing 10,177 units of apartment space, or approximately 72% of our Portfolio, in our same store pool for the three months ended June 30, 2020 and 2019 (our “Q2 Same Store” properties). Our Q2 Same Store properties exclude the following 9 properties in our Portfolio as of June 30, 2020: Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana Apartments, Bloom, Bella Solara and Cutter’s Point.

As of June 30, 2020, our Q2 Same Store properties were approximately 95.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,052, a year-over-year increase of 120 bps and an increase of $22, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended June 30, 2020 and 2019 for our Q2 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended June 30,
	2020	2019	$ Change	% Change
Revenues
Same Store
Rental income	$34,044	$32,426	$1,618	5.0%
Other income	601	871	(270)	-31.0%
Same Store revenues	34,645	33,297	1,348	4.0%
Non-Same Store
Rental income	15,209	9,540	5,669	N/M
Other income	827	229	598	N/M
Non-Same Store revenues	16,036	9,769	6,267	N/M
Total revenues	50,681	43,066	7,615	17.7%

Operating expenses
Same Store
Property operating expenses (1)	7,428	7,635	(207)	-2.7%
Real estate taxes and insurance	5,150	4,518	632	14.0%
Property management fees (2)	1,022	995	27	2.7%
Property general and administrative expenses (3)	879	1,081	(202)	-18.7%
Same Store operating expenses	14,479	14,229	250	1.8%
Non-Same Store
Property operating expenses (4)	3,539	2,569	970	37.8%
Real estate taxes and insurance	2,627	1,046	1,581	N/M
Property management fees (2)	443	296	147	49.7%
Property general and administrative expenses (5)	376	348	28	8.0%
Non-Same Store operating expenses	6,985	4,259	2,726	N/M
Total operating expenses	21,464	18,488	2,976	16.1%

NOI
Same Store	20,166	19,068	1,098	5.8%
Non-Same Store	9,051	5,510	3,541	N/M
Total NOI (6)	$29,217	$24,578	$4,639	18.9%
(1)	For the three months ended June 30, 2020 and 2019, excludes approximately $615,000 and $52,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended June 30, 2020 and 2019, excludes approximately $198,000 and $242,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended June 30, 2020 and 2019, excludes approximately $1,612,000 and $9,000, respectively, of casualty-related expenses.
(5)

For the three months ended June 30, 2020 and 2019, excludes approximately $80,000 and $97,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

www.NexPointLiving.com	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our Q2 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended June 30, 2020 and 2019 (dollars in thousands, except for per unit data):

	Q2 2020	Q2 2019	% Change
Same Store Total Units	10,177	10,177
Same Store Occupied Units	9,720	9,597
Same Store Ending Occupancy	95.5%	94.3%	1.2%
Same Store Average Rent per Unit	$1,052	$1,030	2.1%

Same Store Revenues
Same Store Rental Income	$34,044	$32,426	5.0%
Same Store Other Income	601	871	-31.0%
Total Same Store Revenues	34,645	33,297	4.0%

Same Store Operating Expenses
Payroll	3,253	3,264	-0.3%
Repairs & Maintenance	2,473	2,683	-7.8%
Utilities	1,702	1,688	0.8%
Real Estate Taxes	4,470	3,960	12.9%
Insurance	680	558	21.9%
Property Management Fees	1,022	995	2.7%
Office Operations	594	685	-13.3%
Marketing	285	396	-28.0%
Total Same Store Operating Expenses	14,479	14,229	1.8%

Q2 Same Store NOI	$20,166	$19,068	5.8%

www.NexPointLiving.com	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	bps ∆	Q2 2020	Q2 2019	% Change
Texas
Dallas	2,642	$964	$950	1.5%	95.8%	95.2%	60	$8,498	$8,060	5.4%
Houston	1,184	1,137	1,131	0.5%	94.6%	93.8%	80	4,208	4,002	5.1%
Average/Total	3,826	1,018	1,006	1.2%	95.5%	94.8%	70	12,706	12,062	5.3%

North Carolina
Charlotte	577	1,000	965	3.6%	97.2%	95.8%	140	1,812	1,692	7.1%
Average/Total	577	1,000	965	3.6%	97.2%	95.8%	140	1,812	1,692	7.1%

Georgia
Atlanta	1,460	1,103	1,086	1.6%	95.2%	93.9%	130	4,871	4,743	2.7%
Average/Total	1,460	1,103	1,086	1.6%	95.2%	93.9%	130	4,871	4,743	2.7%

Tennessee
Nashville	1,142	979	977	0.2%	95.0%	92.9%	210	3,617	3,376	7.1%
Average/Total	1,142	979	977	0.2%	95.0%	92.9%	210	3,617	3,376	7.1%

Florida
Orlando	830	1,161	1,146	1.3%	93.9%	94.3%	-40	2,933	2,907	0.9%
Tampa	576	973	944	3.1%	96.4%	94.1%	230	1,753	1,636	7.2%
South Florida	439	1,259	1,200	4.9%	97.7%	94.8%	290	1,751	1,637	7.0%
Average/Total	1,845	1,126	1,096	2.7%	95.6%	94.4%	120	6,437	6,180	4.2%

Arizona
Phoenix	1,327	1,078	1,026	5.1%	95.6%	93.7%	190	4,601	4,373	5.2%
Average/Total	1,327	1,078	1,026	5.1%	95.6%	93.7%	190	4,601	4,373	5.2%

Average/Total	10,177	$1,052	$1,030	2.1%	95.5%	94.3%	120	$34,044	$32,426	5.0%
(1)	This table only includes the 28 properties in our Q2 Same Store pool.

www.NexPointLiving.com	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Six Months Ended June 30, 2020 and 2019

There are 25 properties encompassing 9,521 units of apartment space, or approximately 68% of our Portfolio, in our same store pool for the six months ended June 30, 2020 and 2019 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 9 properties in our Portfolio as of June 30, 2020: Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana Apartments, Bloom, Bella Solara and Cutter’s Point.

As of June 30, 2020, our YTD Same Store properties were approximately 95.4% leased with a weighted average monthly effective rent per occupied apartment unit of $1,035, a year-over-year increase of 100 bps and an increase of $19, respectively.

The following table reflects the revenues, property operating expenses and NOI for the six months ended June 30, 2020 and 2019 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Six Months Ended June 30,
	2020	2019	$ Change	% Change
Revenues
Same Store
Rental income	$62,583	$59,363	$3,220	5.4%
Other income	1,156	1,541	(385)	-25.0%
Same Store revenues	63,739	60,904	2,835	4.7%
Non-Same Store
Rental income	37,784	23,053	14,731	N/M
Other income	1,739	600	1,139	N/M
Non-Same Store revenues	39,523	23,653	15,870	N/M
Total revenues	103,262	84,557	18,705	22.1%

Operating expenses
Same Store
Property operating expenses (1)	14,078	13,949	129	0.9%
Real estate taxes and insurance	10,068	9,013	1,055	11.7%
Property management fees (2)	1,894	1,821	73	4.0%
Property general and administrative expenses (3)	1,673	1,923	(250)	-13.0%
Same Store operating expenses	27,713	26,706	1,007	3.8%
Non-Same Store
Property operating expenses (4)	8,550	5,858	2,692	46.0%
Real estate taxes and insurance	5,731	2,309	3,422	N/M
Property management fees (2)	1,121	710	411	N/M
Property general and administrative expenses (5)	945	807	138	17.1%
Non-Same Store operating expenses	16,347	9,684	6,663	N/M
Total operating expenses	44,060	36,390	7,670	21.1%

NOI
Same Store	36,026	34,198	1,828	5.3%
Non-Same Store	23,176	13,969	9,207	N/M
Total NOI (6)	$59,202	$48,167	$11,035	22.9%
(1)	For the six months ended June 30, 2020 and 2019, excludes approximately $579,000 and $25,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the six months ended June 30, 2020 and 2019, excludes approximately $387,000 and $465,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the six months ended June 30, 2020 and 2019, excludes approximately $136,000 and $18,000, respectively, of casualty-related expenses.
(5)

For the six months ended June 30, 2020 and 2019, excludes approximately $360,000 and $231,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

www.NexPointLiving.com	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the six months ended June 30, 2020 and 2019 (dollars in thousands, except for per unit data):

	YTD 2020	YTD 2019	% Change
Same Store Total Units	9,521	9,521
Same Store Occupied Units	9,087	8,985
Same Store Ending Occupancy	95.4%	94.4%	1.0%
Same Store Average Rent per Unit	$1,035	$1,016	1.9%

Same Store Revenues
Same Store Rental Income	$62,583	$59,363	5.4%
Same Store Other Income	1,156	1,541	-25.0%
Total Same Store Revenues	63,739	60,904	4.7%

Same Store Operating Expenses
Payroll	6,090	6,020	1.2%
Repairs & Maintenance	4,845	4,825	0.4%
Utilities	3,143	3,104	1.3%
Real Estate Taxes	8,872	7,890	12.4%
Insurance	1,196	1,123	6.5%
Property Management Fees	1,894	1,821	4.0%
Office Operations	1,113	1,231	-9.6%
Marketing	560	692	-19.1%
Total Same Store Operating Expenses	27,713	26,706	3.8%

YTD Same Store NOI	$36,026	$34,198	5.3%

www.NexPointLiving.com	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2020 and 2019 (in thousands, except per share amounts):

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2020	2019	2020	2019	% Change (1)
Net income (loss)		$(9,318)	$(1,987)	$18,721	$(6,360)	N/M
Depreciation and amortization		21,418	13,066	44,756	28,464	N/M
Gain on sales of real estate		(19)	—	(38,991)	—	0.0%
Adjustment for noncontrolling interests		(36)	(33)	(73)	(66)	10.6%
FFO attributable to common stockholders		12,045	11,046	24,413	22,038	10.8%

FFO per share - basic		$0.50	$0.47	$0.98	$0.93	5.4%
FFO per share - diluted		$0.50	$0.46	$0.96	$0.91	5.6%

Loss on extinguishment of debt and modification costs		—	—	874	—	0.0%
Casualty-related expenses/(recoveries)		723	(43)	773	(7)	N/M
Casualty losses		1,079	—	1,028	—	0.0%
Pandemic expense	(2)	274	—	284	—	0.0%
Amortization of deferred financing costs - acquisition term notes		345	—	694	—	0.0%
Adjustment for noncontrolling interests		(7)	—	(11)	—	0.0%
Core FFO attributable to common stockholders		14,459	11,003	28,055	22,031	27.3%

Core FFO per share - basic		$0.59	$0.46	$1.13	$0.93	21.2%
Core FFO per share - diluted		$0.59	$0.45	$1.11	$0.91	21.4%

Amortization of deferred financing costs - long term debt		357	470	744	902	-17.5%
Equity-based compensation expense		1,335	1,419	2,635	2,654	-0.7%
Adjustment for noncontrolling interests		(5)	(5)	(10)	(11)	-9.1%
AFFO attributable to common stockholders		16,146	12,887	31,424	25,576	22.9%

AFFO per share - basic		$0.66	$0.54	$1.26	$1.08	16.9%
AFFO per share - diluted		$0.66	$0.53	$1.24	$1.06	17.1%

Weighted average common shares outstanding - basic		24,307	23,736	24,847	23,643	5.1%
Weighted average common shares outstanding - diluted		24,307	24,233	25,330	24,139	4.9%

Dividends declared per common share		$0.3125	$0.275	$0.625	$0.550	13.6%

FFO Coverage - diluted	(3)	1.59x	1.66x	1.54x	1.66x	-7.10%
Core FFO Coverage - diluted	(3)	1.90x	1.65x	1.77x	1.66x	6.79%
AFFO Coverage - diluted	(3)	2.13x	1.93x	1.98x	1.93x	3.04%
(1)	Represents the percentage change for the six months ended June 30, 2020 compared to the six months ended June 30, 2019.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19.
(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

www.NexPointLiving.com	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q2 2020	Q2 2019	% Change	YTD 2020	YTD 2019	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$19,396	-100.0%	$—	$151,496	-100.0%

Capitalized Rehab Expenditures
Interior	2,765	2,973	-7.0%	5,123	5,461	-6.2%
Exterior and common area	5,339	3,352	59.3%	10,958	5,137	113.3%

Capitalized Maintenance Expenditures
Recurring	1,134	1,532	-26.0%	2,578	2,613	-1.3%
Non-Recurring	727	1,563	-53.5%	1,945	2,427	-19.9%

Total Capital Expenditures	$9,965	$28,816	65.4%	$20,604	$167,134	87.7%

Capital Expenditures
$ In Millions
Acquisition
Rehab
Historical Cap Ex Composition
(Oct '13 - Jun'20)
8%
92%
9
135
0.6
41
0.8
231
4.8
151
7.1
162
7.4
21
75
19
7.7
6.3
22
153
25
114
5.6
59
5.2
7.6
131
132
19
484
241
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20

www.NexPointLiving.com	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	116	1,160	1,209	807	4.2%	72.6%
Arbors on Forest Ridge	210	256	823	895	2,747	8.8%	31.6%
Atera Apartments	380	201	1,130	1,275	3,217	12.8%	53.8%
Avant at Pembroke Pines	1,520	47	1,400	1,627	13,241	16.3%	20.6%
Beechwood Terrace	300	336	889	968	3,699	8.9%	25.6%
Bella Solara	320	15	1,041	1,181	8,197	13.4%	20.4%
Bella Vista	248	55	1,211	1,362	11,468	12.4%	15.7%
Bloom	528	11	1,022	1,180	11,265	15.4%	16.8%
Brandywine I & II	632	138	926	1,079	8,636	16.6%	21.3%
Cedar Pointe	210	128	1,011	1,104	3,908	9.1%	28.4%
Courtney Cove	324	170	816	919	4,757	12.6%	25.9%
Crestmont Reserve	242	117	807	848	1,608	5.0%	30.0%
Cutter's Point	—	216	1,026	1,114	3,792	8.6%	27.8%
Eagle Crest	447	166	842	919	1,986	9.1%	46.4%
Hollister Place	260	402	950	1,042	3,723	9.6%	29.5%
Madera Point	256	213	823	920	3,874	11.7%	29.9%
Parc500	217	155	1,161	1,341	14,777	15.5%	14.6%
Radbourne Lake	225	304	1,029	1,071	888	4.1%	57.0%
Residences at Glenview Reserve	360	24	912	1,069	9,908	17.1%	18.9%
Residences at West Place	342	48	1,199	1,315	2,991	9.7%	46.6%
Rockledge Apartments	708	573	1,168	1,270	4,818	8.7%	25.4%
Sabal Palm at Lake Buena Vista	400	236	1,136	1,221	599	7.5%	171.8%
Seasons 704 Apartments	222	159	1,034	1,133	5,854	9.6%	20.3%
Silverbrook	642	677	832	899	2,623	8.0%	30.4%
Summers Landing	196	57	946	1,015	1,918	7.3%	43.3%
Summit at Sabal Park	252	339	938	1,008	3,245	7.4%	25.8%
The Cornerstone	430	317	937	1,025	5,251	9.4%	20.1%
The Enclave	204	54	1,229	1,375	9,877	11.9%	17.7%
The Heritage	204	50	1,145	1,289	11,297	12.6%	15.4%
The Preserve at Terrell Mill	752	512	786	932	9,355	18.5%	18.7%
The Venue on Camelback	415	119	660	916	10,553	38.9%	29.2%
Timber Creek	352	260	900	1,008	5,358	11.9%	24.1%
Torreyana Apartments	315	8	1,137	1,259	10,440	10.7%	13.9%
Venue at 8651	333	391	861	943	4,323	9.5%	22.7%
Versailles	388	455	848	925	3,918	9.0%	23.4%
Total/Weighted Average	13,180	7,325	$940	$1,035	$4,570	10.1%	25.0%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Total/Weighted Average Planned	924	—	$1,233	$1,314	TBD	6.6%	TBD
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through June 30, 2020.
(3)	Inclusive of all full and partial interior upgrades completed and leased through June 30, 2020.

www.NexPointLiving.com	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of June 30, 2020 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	1.84%	7/1/2024
Cutter's Point	Floating	84	16,640	1.84%	7/1/2024
Eagle Crest	Floating	84	29,510	1.84%	7/1/2024
Silverbrook	Floating	84	30,590	1.84%	7/1/2024
Beechwood Terrace	Floating	84	23,365	1.60%	9/1/2025
The Summit at Sabal Park	Floating	84	13,560	1.78%	7/1/2024
Courtney Cove	Floating	84	13,680	1.78%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	1.78%	7/1/2024
Versailles	Floating	84	23,880	1.78%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	1.78%	7/1/2024
Madera Point	Floating	84	15,150	1.78%	7/1/2024
Venue at 8651	Floating	84	13,734	1.94%	7/1/2024
The Venue on Camelback	Floating	84	28,093	1.84%	7/1/2024
Old Farm	Floating	84	52,886	1.84%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	1.84%	7/1/2024
Timber Creek	Floating	84	24,100	1.42%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.45%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.46%	9/1/2025
Cornerstone	Fixed	120	21,538	4.24%	3/1/2023
Parc500	Fixed	120	15,088	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.50%	10/1/2025
Rockledge Apartments	Floating	84	68,100	1.73%	7/1/2024
Atera Apartments	Floating	84	29,500	1.64%	11/1/2024
Cedar Pointe	Floating	84	17,300	1.51%	9/1/2025
Crestmont Reserve	Floating	84	12,061	1.34%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.34%	10/1/2025
Bella Vista	Floating	84	29,040	1.48%	2/1/2026
The Enclave	Floating	84	25,322	1.48%	2/1/2026
The Heritage	Floating	84	24,625	1.48%	2/1/2026
Summers Landing	Floating	84	10,109	1.34%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,560	1.60%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	1.59%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.59%	10/1/2026
Torreyana Apartments	Floating	84	37,400	1.86%	12/1/2026
Bloom	Floating	84	58,850	1.86%	12/1/2026
Bella Solara	Floating	84	36,575	1.86%	12/1/2026
			$1,151,500
Fair market value adjustment			1,362
Deferred financing costs, net of accumulated amortization of $3,238			(7,216)
			$1,145,646
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of June 30, 2020 was 0.1623%.

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of June 30, 2020 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$225,000	2.42%	1/28/2021
Deferred financing costs, net of accumulated amortization of $1,247			(805)
			$224,195
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of June 30, 2020 was 0.1623%.

www.NexPointLiving.com	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Swap Agreements

As of June 30, 2020, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	SunTrust	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	SunTrust	100,000	0.8200%
			$1,167,500	1.3792%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of June 30, 2020, one-month LIBOR was 0.1623%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2021	September 1, 2026	KeyBank	$200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
September 1, 2026	January 1, 2027	KeyBank	92,500	1.7980%
			$492,500	1.0678%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of June 30, 2020, one-month LIBOR was 0.1623%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

www.NexPointLiving.com	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2020	2021	2022	2023	2024	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,151,500	$376	$897	$1,514	$21,298	$424,686	$702,729
Interest expense	(1)	155,463	18,022	33,742	29,415	27,160	22,237	24,887
Total		$1,306,963	$18,398	$34,639	$30,929	$48,458	$446,923	$727,616

Credit Facility
Principal payments	(2)	$225,000	$—	$225,000	$—	$—	$—	$—
Interest expense		3,193	2,785	408	—	—	—	—
Total		$228,193	$2,785	$225,408	$—	$—	$—	$—

Total contractual obligations and commitments		$1,535,156	$21,183	$260,047	$30,929	$48,458	$446,923	$727,616

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of June 30, 2020, we had entered into 13 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of June 30, 2020 to determine our expected settlements through the terms of the interest rate swaps.

(2)

The Company has the option to extend the maturity date of the Corporate Credit Facility to January 28, 2022, subject to satisfaction of certain extension conditions. As of June 30, 2020, the Company believes it was in compliance with each of the conditions required to be satisfied for extending the maturity date of the credit facility.

(1)

As of June 30, 2020, we had total indebtedness of $1.4 billion at an adjusted weighted average interest rate of 3.01%, of which $1.3 billion was debt with a floating interest rate. As of June 30, 2020, interest rate swap agreements effectively covered 100% of our $1.1 billion of floating rate mortgage debt outstanding and 38.4% of our $225.0 million floating rate credit facility. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3792% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of June 30, 2020, which effectively fix the interest rate on $1.2 billion of our floating rate debt outstanding.

www.NexPointLiving.com	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point (3)	Richardson, TX	—	1/31/2014	15,845	1,357	17,202	—
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,120	28,445	63,635
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	315	11/22/2019	68,000	2,771	70,771	224,670
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Total/Weighted Average		14,104		$1,800,765	$148,810	$1,949,575	$138,229
(1)	Only includes properties owned as of June 30, 2020.
(2)	Includes interior and exterior rehab.
(3)	All 196 units at Cutter’s Point are currently not operating, and are therefore excluded from the unit count.

www.NexPointLiving.com	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Total/Weighted Average		7,426	$489,869	$768,425	$103,478		$757,937	$284,711
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

www.NexPointLiving.com	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries) and casualty gain (loss), (8) miscellaneous income derived from recognition of lost rents covered by insurance, (9) pandemic expenses and (10) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses/recoveries, casualty gains or losses, pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

www.NexPointLiving.com	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and Same Store NOI for the three and six months ended June 30, 2020 and 2019

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and six months ended June 30, 2020 and 2019 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Six Months Ended June 30,		For the Three Months Ended June 30,
		2020	2019	2020	2019
Net income (loss)		$18,721	$(6,360)	$(9,318)	$(1,987)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		3,801	3,722	1,936	1,872
Corporate general and administrative expenses		5,633	4,974	2,932	2,741
Casualty-related expenses/(recoveries)	(1)	773	(7)	723	(43)
Casualty losses		1,028	—	1,079	—
Miscellaneous income		(1,079)	—	(1,079)	—
Pandemic expense	(2)	284	—	274	—
Property general and administrative expenses	(3)	747	696	278	339
Depreciation and amortization		44,756	28,464	21,418	13,066
Interest expense		22,655	16,678	10,993	8,590
Loss on extinguishment of debt and modification costs		874	—	—	—
Gain on sales of real estate		(38,991)	—	(19)	—
NOI		$59,202	$48,167	$29,217	$24,578
Less Non-Same Store
Revenues		(39,523)	(23,653)	(16,036)	(9,769)
Operating expenses		16,347	9,684	6,985	4,259
Same Store NOI		$36,026	$34,198	$20,166	$19,068
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19.
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

NOI and Same Store NOI for the Three Months Ended March 31, 2020

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three months ended March 31, 2020 to net income, the most directly comparable GAAP financial measure (in thousands):

For the Three Months Ended March 31, 2020
Net income	$28,039
Adjustments to reconcile net income to NOI:
Advisory and administrative fees	1,865
Corporate general and administrative expenses	2,701
Casualty-related recoveries	60
Casualty gains	(51)
Property general and administrative expenses	469
Depreciation and amortization	23,338
Interest expense	11,662
Loss on extinguishment of debt and modification costs	874
Gain on sales of real estate	(38,972)
NOI	$29,985
Less Non-Same Store
Revenues	(20,782)
Operating expenses	8,644
Same Store NOI	$17,847

www.NexPointLiving.com	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q2 2020	Q2 2019
Total mortgage debt	$1,151,500	$934,345
Credit facilities	225,000	52,500

Adjustments to arrive at net debt:
Cash and cash equivalents	(53,171)	(16,892)
Restricted cash held for value-add upgrades and green improvements	(10,790)	(8,210)
Net Debt	$1,312,539	$961,743
Enterprise Value (1)	$2,171,539	$1,950,743
Leverage Ratio	60%	49%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Reconciliation of 2020 Adjusted NOI Estimate

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our adjusted NOI estimate to estimated net income (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

For the Year Ended December 31, 2020
Estimate (1)
Net income (loss)	$32,753
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees	7,609
Corporate general and administrative expenses	11,941
Property general and administrative expenses	1,563
Depreciation and amortization	86,766
Total Loss on Debt Extinguishment	1,476
Interest expense	44,231
Casualty-related expenses/(recoveries)	(483)
Casualty losses	1,028
Miscellaneous income	(1,079)
Gain on sales of real estate	(69,655)
NOI	$116,150
(1)

Based on Green Street Advisors’ “Residential Sectors” Report dated April 19, 2020. FY 2020 Adjusted NOI estimate does not consider any additional acquisition or disposition activity for the remainder of the year.

www.NexPointLiving.com	Page 25